THIRD MODIFICATION AND EXTENSION OF LEASE DATED AS OF THE 17th DAY OF FEBRUARY, 2000 TO THE LEASE BETWEEN 400 KELBY ASSOCIATES, AS LANDLORD AND EMPIRE RESOURCES, INC., AS TENANT FOR LEASE OF PREMISES LOCATED ON THE TENTH (10TH) FLOOR IN THE BUILDING AT 400 KELBY STREET, FORT LEE, NEW JERSEY

        WHEREAS, the parties hereto executed a Lease dated March 30, 1993, between 400 Kelby Associates, a New Jersey limited partnership with offices at 104-70 Queens Boulevard, Forest Hills, New York as Landlord and Empire Resources, Inc., as Tenant, for premises on the tenth (10th) floor, Suite B, at One Parker Plaza, Fort Lee, New Jersey, (hereinafter the "Lease");

        WHEREAS, the parties hereto executed a Supplementary Agreement on or about August 6, 1993 setting a Commencement Date of the Lease term of August 1, 1993 and an Expiration Date of July 31, 1998;

        WHEREAS, the parties hereto executed a First Modification of Lease on or about June 29, 1993 whereby the parties modified the provisions of the Original Lease relating to the parking spaces to be made available to Tenant pursuant to the Original Lease, (the "First Modification");

        WHEREAS, the parties hereto executed a Second Modification and Extension of Lease on or about May 1, 1995 whereby the parties modified the provisions of the Lease to add additional space known as Suite C, on the tenth (10th) floor, of the Building to the Demised Premises, and to the extend the term of the Lease, (the "Second Modification");

        WHEREAS, the parties hereto executed a Supplementary Agreement on or about August 1, 1995 setting an Expansion Commencement Date of August 1, 1995 and an Expiration Date of March 31, 2000;

        AND WHEREAS, the parties hereto desire to modify the Lease as modified by the First Modification and Second Modification to among other things, extend the term of the Lease;

        NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions contained in the Lease, Landlord and Tenant hereby agree as follows:

         1. All capitalized terms herein shall have the same meanings as contained in the Lease.

         2. Except as amended herein, the terms of the Lease shall remain in full force and effect.

         3. In the event of any inconsistencies between the terms of this Third Modification and Extension of Lease (the "Third Modification") and the Lease, the First Modification or the Second Modification, then the terms of this Third Modification shall govern.

         4. Article 1 shall be amended to reflect the following changes:

            (a) Section 1.03(a) shall be amended so that the term of the Lease shall be extended and the Expiration Date as defined in Section 1.03(a) shall be amended to reflect an Expiration Date of March 31, 2005;

            (b) Section 1.03(b) shall be deleted in its entirety; and

            (c) Section 1.04(a) shall be amended so that effective as of April 1, 2000 the fixed rent shall be $215,881.00 per annum ($17,990.08 per month) through the Expiration Date.

         5. Section 3.01 and Section 3.02 shall be deleted in their entirety and replaced with the following language:

            3.01 Neither Landlord or Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the Demised Premises, or the Land except as expressly set forth herein. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said Demised Premises and the Building were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. Notwithstanding the foregoing, Landlord agrees to perform and provide, at Landlord's sole cost and expense, the following work in and to the Demised Premises: paint; install new building standard carpet; repair or replace, as needed, existing cabinets in kitchen and add ten (10) lineal feet of cabinetry; supply and install full size refrigerator, sink, dishwasher, microwave oven and an additional light fixture over the file cabinet; and install supplemental air conditioning equipment to service three (3) adjacent offices.

         6. Article 4 shall only apply for purposes of Article 39.

         7. Article 5 shall be amended to reflect the following changes:

            (a) Tenant's Base Tax Year as defined in Section 5.01(b) shall mean the Tax Year commencing January 1, 2000 and ending December 31, 2000;

            (b) Tenant's Base Operating Expenses as defined in Section 5.07(c) shall mean the Operating Expenses for the calendar year 2000;

            (c) Section 5.07(g) shall be deleted and replaced with the following language:

                (g) "Tenant's Initial Projected Share of Operating Expense Increase" shall mean one-twelfth (1/12th) of the product of (i) Tenant's Operational Proportionate Share multiplied by (ii) the projected increase in Operating Expenses for the


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


calendar year 2001, as reasonably estimated by Landlord, above the Initial Operating Expenses;

            (d) As of April 1, 2000 all references to "Commencement Date" in
Section 5.07 only shall mean April 1, 2000; and

            (e) Section 5.12 shall be deleted in its entirety.

         8. Article 6 shall be amended as follows:

            (a) The security deposit in Section 6.01 shall be amended to reflect security of $17,990.08; and

            (b)    Section 6.02 shall be deleted in its entirety.

         9. Article 7 shall be amended as follows:

            (a) Section 7.01 shall be amended to include the following language:

            Tenant acknowledges that the current lender is the Metropolitan
Life Insurance Company with an address of 200 Park Avenue, 12th Floor, New York, New York 10166, Attention: Senior Vice President Real Estate Investments and
Attention: Assistant Vice President Loan Administrator ("MetLife") and agrees that this shall constitute written notice of such holder of a superior mortgage as referred to in Section 7.02.

            (b) The following Sections 7.03(d) and (e) shall be included and made a part of the Lease:

            (d) be bound by any obligation to perform any work for, or make any payment to, Tenant which was required to be performed or made prior to the time such successor landlord succeeded to any prior Landlord's interest; and

         (e) be accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by such successor landlord.

         10. The following Section 18.07 (a), (b), (c) and (d) shall be included and made a part of the Lease:

             18.07 (a) Tenant shall require its personnel to park their vehicles only in the parking spaces designated by Landlord. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in any of the parking areas.

                   (b) All parking spaces, roadways and driveways used by Tenant, its


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personnel and visitors will be at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any vehicle or its contents, resulting from theft, collision, vandalism or any other cause whatsoever. Landlord shall have no obligation whatsoever to provide a guard or any other personnel or device to patrol, monitor, guard or secure any parking areas. Notwithstanding the foregoing, Landlord currently provides locked gates after business hours and on weekends in the parking area and video monitoring of the parking area. If Landlord does so provide, it shall be solely for Landlord's convenience and Landlord shall in no way whatsoever be liable for any acts or omissions of personnel or device in failing to prevent any such theft, vandalism, or loss or damage by other cause.

                   (c) No storage or overnight parking of vehicles shall be permitted unless previously approved by Landlord in writing, and except in those areas, if any, designated by Landlord.

                   (d) Landlord reserves the right from time to time to: (i) change the area, location and arrangement of parking areas, and parking spaces;
(ii) restrict parking by tenants, their officers, agents, employees, customers and invitees to designated areas; (iii) discontinue, restrict or temporarily suspend use of all, or any portion of, the parking areas for such period of time as may be necessary in Landlord's sole discretion, to perform maintenance or repairs; (iv) limit the parking of vans, limousines and other large vehicles to specified areas; (v) exclude any and all vehicles other than as permitted in
Section 18.07(c); and (vi) institute control mechanisms and systems in order to regulate the use of the common parking area.

         11. Section 16.03(ii)(a) shall be amended to reflect a rent reduction of $10,977.00 should Landlord exercise its option to discontinue providing electrical service to the Tenant.

         12. Article 31 shall be amended as follows with respect to this Third Modification to Lease solely:

                                   ARTICLE 31

                                     Broker

             31.01 Tenant covenants, warrants and represents that there was no broker or finder except C.B. Richard Ellis, Inc. and Cushman & Wakefield of New Jersey, Inc. in consummating this Third Modification to Lease and that no conversations or negotiations were had with any broker or finder except C.B. Richard Ellis, Inc. and Cushman & Wakefield of New Jersey, Inc. concerning the Demised Premises. Tenant agrees to hold Landlord harmless against any claims for a brokerage, finder or other commission or fee arising out of any claim by any broker or finder except C.B. Richard Ellis, Inc. and Cushman & Wakefield of New Jersey, Inc. Landlord agrees to hold Tenant harmless against any claims for a brokerage, finder or other commission or fee arising out of any claim by C.B. Richard Ellis, Inc. and Cushman & Wakefield of New Jersey, Inc.

         13. Article 39 shall be amended effective April 1, 2000 as follows:

             (a) Section 39.01(b) shall be deleted in its entirety and replaced with the following language:


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             The Relocation Notice shall include a floor plan of the space which
             Tenant shall lease from Landlord in substitution of the Demised Premises (hereinafter referred to as the "Relocated Space"), and shall set forth the rentable square foot area thereof (hereinafter referred to as the "New Area") which shall not be less than 7,300 rentable square feet nor more than 7,700 rentable square feet.

            (b) Section 39.01(c)(ii) shall be amended to replace $22.50 with $29.50;

            (c) Section 39.01(c)(iv) shall be amended to replace $1.25 with $1.50.

         14. Exhibit A and Exhibit D as annexed to the Second Modification shall each be deleted in their entirety.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the date and year first written above.

400 KELBY ASSOCIATES
By:  Lynwood Construction Co., Inc., general partner


By: /s/ Jean-Pierre Vaganay
   ---------------------------------------
   Jean-Pierre Vaganay, Vice President



EMPIRE RESOURCES, INC.



By: /s/ Nathan Kahn
   ---------------------------------------
   Name:  Nathan Kahn
   Title: President


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